Exhibit (e) (1) (r)
SCHEDULE A
(to the Amended and Restated Distribution Agreement between Pacific Life Funds and Pacific Select Distributors dated January 1, 2007)

Fund Name	Share Class(es)
PL Portfolio Optimization Conservative Fund	A, B, C, R, Advisor*
PL Portfolio Optimization Moderate-Conservative Fund	A, B, C, R, Advisor*
PL Portfolio Optimization Moderate Fund	A, B, C, R, Advisor*
PL Portfolio Optimization Moderate-Aggressive Fund	A, B, C, R, Advisor*
PL Portfolio Optimization Aggressive Fund	A, B, C, R, Advisor*

* Advisor Class to commence operations on December 31, 2012.

PL Money Market Fund	A, B, C
PL Income Fund	A, C, I, Advisor
PL Floating Rate Income Fund	A, C, I, P**, Advisor
PL High Income Fund	A, C, I, Advisor
PL Short Duration Income Fund	A, C, I, Advisor
PL Strategic Income Fund	A, C, I, Advisor
PL Alternative Strategies Fund***	A, C, Advisor

** Class P is anticipated to commence operations on December 31, 2012.

*** This Fund to commence operations on December 31, 2012.	P

PL Floating Rate Loan Fund	P
PL Small-Cap Value Fund	P
PL Main Street® Core Fund	P
PL Emerging Markets Fund	P
PL Small-Cap Growth Fund	P
PL International Value Fund	P
PL Large-Cap Value Fund	P
PL Short Duration Bond Fund	P
PL Growth LT Fund	P
PL Mid-Cap Equity Fund	P
PL Large-Cap Growth Fund	P
PL International Large-Cap Fund	P
PL Managed Bond Fund	P
PL Inflation Managed Fund	P
PL Comstock Fund	P
PL Mid-Cap Growth Fund	P
PL Real Estate Fund	P
PL Emerging Markets Debt Fund	P
PL Currency Strategies Fund	P
PL Global Absolute Return Fund	P
PL Precious Metals Fund

Effective: December 7, 2012

AGREED TO AND ACCEPTED BY:

PACIFIC LIFE FUNDS

By:	/s/ Howard T. Hirakawa	BY:	/s/ Laurene E. MacElwee
Name:	Howard T. Hirakawa	Name:	Laurene E. MacElwee
Title:	Vice President	Title:	Vice President & Assistant Secretary

PACIFIC SELECT DISTRIBUTORS, INC.

By:	/s/ Adrian S. Griggs	BY:	/s/ Lori K. Lasinski
Name:	Adrian S. Griggs	Name:	Lori K. Lasinski
Title:	Chief Executive Officer	Title:	Assistant Secretary

Schedule A to Amended and Restated Distribution Agreement between PLF and PSD